CUSIP No.	NONE	13D	Page	12	of	13 Pages
EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an amendment to Schedule 13D, dated November 29, 2010 (including amendments thereto) with respect to the common shares of Venture Lending & Leasing V, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such amendment to Schedule 13D.
     Dated: November 29, 2010

WESTECH INVESTMENT ADVISORS LLC		VENTURE LENDING & LEASING V, LLC

		By:	Westech Investment Advisors LLC,
By:	/s/ Ronald W. Swenson Ronald W. Swenson		Its Managing Member
Chief Executive Officer
		By:	/s/ Ronald W. Swenson Ronald W. Swenson
By:	/s/ Salvador O. Gutierrez Salvador O. Gutierrez		Chief Executive Officer
President

		By:	/s/ Salvador O. Gutierrez Salvador O. Gutierrez
President
/s/ Ronald W. Swenson

RONALD W. SWENSON

WESTECH INVESTMENT MANAGEMENT, INC.

/s/ Salvador O. Gutierrez

SALVADOR O. GUTIERREZ
		By:	/s/ Ronald W. Swenson Ronald W. Swenson
Chief Executive Officer

		By:	/s/ Salvador O. Gutierrez Salvador O. Gutierrez
President